Exhibit 10.4

GUARANTY OF COLLECTION

THIS GUARANTY OF COLLECTION (the “Guaranty”) is made as of March 22, 2007, by JOHN WOODALL (the “Guarantor”) to and for the benefit of AJW PARTNERS, LLC (“AJW Partners”), AJW OFFSHORE, LTD. (“AJW Offshore”), AJW QUALIFIED PARTNERS, LLC (“AJW Qualified Partners”), and NEW MILLENNIUM CAPITAL PARTNERS II, LLC (“New Millennium” and together with AJW Partners, AJW Offshore and AJW Qualified Partners, “NIR”).

R E C I T A L S:

A. NIR is willing to purchase callable secured convertible notes of Greens Worldwide Incorporated, an Arizona corporation (“Borrower”), in the aggregate principal amount of $7,807,500, pursuant to that Securities Purchase Agreement dated as of the date hereof among Borrower and NIR (the “Notes”), provided NIR receives a guaranty of collection from the Guarantor with respect to the Liabilities (as defined below).

B. The Guarantor will benefit from the Notes and desires to induce NIR to extend the credit to Borrower.

NOW, THEREFORE, to induce NIR from time to time, in its sole discretion, to extend or continue credit to Borrower and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees with NIR as follows:

1. Guaranty. The Guarantor guarantees to NIR full and prompt collection of up to $625,000 of all outstanding principal amounts due under the Notes, but not any interest, fees, or other amounts of any kind whatsoever that shall be due to NIR by Guarantor (the “Liabilities”). As used in this Guaranty, the term “Liabilities” does not include any liability of Borrower to NIR other than the obligations of Borrower under the Notes with respect to up to $625,000 of the outstanding principal amount only and any renewals, extensions or modifications of the Notes with respect to up to $625,000 of the outstanding principal amount only.

2. Guaranty of Collection. This is a guaranty of collection only, and not a guaranty of payment. Before enforcing this Guaranty, (i) NIR first must foreclose upon any collateral securing the Notes, (ii) NIR must use reasonable efforts to obtain judgment against Borrower and any guarantors of payment (“Payment Guarantors”) of the Liabilities, (iii) NIR must use reasonable efforts to execute on any judgment obtained against Borrower (but not any Payment Guarantors), and (iv) following execution, a portion of the sums due under the Notes must remain unpaid (a “Deficiency Amount”); provided, however, if Borrower becomes the debtor in any voluntary or involuntary bankruptcy case, then NIR immediately may enforce this Guaranty against Guarantor.

3. Termination of Guaranty. This Guaranty shall remain in effect and will not terminate until the Liabilities have been paid in full.

4. Waivers. The Guarantor waives (i) notice of acceptance of this Guaranty, (ii) all presentments and protests, and (iii) notice of dishonor.

5. Obligations Absolute. Except as set forth in this Guaranty, the Guarantor’s obligations are in all respects absolute and unconditional and will not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any modification, discharge, renewal or extension of the Liabilities or the Notes, or any amendment, modification or stay of NIR’s rights under the Notes which may occur in any bankruptcy or reorganization case or proceeding concerning Borrower, whether permanent or temporary and whether or not assented to by NIR, (ii) any notice of withdrawal of this Guaranty, at any time and from time to time before, at or after maturity, (iii) any substitution or exchange, in whole or in part, of any collateral or any security held in connection with the Notes, (iv) any furnishing of additional collateral for the Notes, (v) any determination that any collateral has become impaired or that any security interest taken by NIR to secure the Notes is invalid or unperfected, (vi) any determination that any signatures on behalf of Borrower on the Notes are not genuine or that the Notes are not the legal, valid and binding obligation of Borrower, or (vii) any defenses which Borrower may have as to any sums due under the Notes.

6. Subordination of Borrower’s Obligations to the Guarantor. The Guarantor subordinates all obligations of Borrower owing to the Guarantor, whether now existing or hereafter arising, to the Liabilities. Following the occurrence of any event requiring payment under this Guaranty, any payments made by Borrower to the Guarantor will be deemed to be held in trust by the Guarantor for NIR and will be paid over to NIR on account of the Liabilities without reducing or affecting in any manner the liability of the Guarantor under this Guaranty except to the extent of such payment.

7. Waiver of Subrogation. Until the Liabilities have been paid in full, the Guarantor irrevocably waives, relinquishes and renounces any right of subrogation, contribution, indemnity, reimbursement or any claim whatsoever which the Guarantor may have against Borrower, any Payment Guarantor or any other guarantors liable on the Notes arising out of, or in any way connected with, the documents evidencing, securing, guaranteeing or otherwise relating to the Notes (the “Loan Documents). The Guarantor will not assert any such claim against Borrower, any Payment Guarantor or any such guarantor, in any proceeding, legal or equitable, including any bankruptcy, insolvency or reorganization proceeding, before NIR is paid in full for the Liabilities. This provision will inure to the benefit of and will be enforceable by NIR, Borrower and any such guarantors, and their successors and assigns, including any trustee in bankruptcy or debtor-in-possession. This provision will not prevent the Guarantor from asserting a claim against Borrower, any Payment Guarantor or any such guarantors once the Liabilities have been fully paid to NIR. Once the Liabilities have been paid in full, if the Guarantor has made any payment to NIR under this Guaranty, then NIR will assign to the Guarantor, to the extent of such payment, NIR’s interest in the Loan Documents and any judgments against Borrower and any Payment Guarantor.

8. Security Agreement and Right of Setoff. NIR will have a lien on and security interest in (and may, without demand or notice of any kind, at any time and from time to time, when any amount is due and payable by the Guarantor under this Guaranty, appropriate and apply toward the payment of such amount, in such order of application as NIR may elect) any and all balances, credits, deposits, accounts or monies of or in the name of the Guarantor now or hereafter with NIR and any and all property of every kind or description of or in the name of the Guarantor now or hereafter, for any reason or purpose whatsoever, in the possession or control of or in transit to NIR or any agent or bailee for NIR, without regard to whether NIR receives the same in pledge, for safe keeping, as agent for collection or transmission or otherwise, or whether NIR had conditionally released the same, all of which shall at all times constitute additional security for the Liabilities and the obligations of the Guarantor under this Guaranty. NIR also will have a right to setoff, at any time, without notice to the Guarantor, any and all deposits or other sums at any time or times credited by or due from NIR in any capacity to the Guarantor, whether or not due. NIR will be deemed to have exercised such right of setoff and to have made a charge against any deposits or obligations due from NIR immediately on occurrence of an event requiring payment under this Guaranty, even though such charge is subsequently made or entered on the books of NIR.

9. Reinstatement of Guaranteed Liabilities. The Guarantor acknowledges and agrees that the Guarantor’s obligations hereunder shall apply to and continue with respect to any amount paid to NIR on the Liabilities which is subsequently recovered from NIR for any reason whatsoever (including, without limitation, as a result of any bankruptcy, insolvency or fraudulent conveyance proceeding), notwithstanding the fact that the Liabilities may have been previously paid in full or this Guaranty terminated, or both.

10. Assignment. NIR may, from time to time, whether before or after any withdrawal of this Guaranty, without notice to the Guarantor, assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were NIR; provided, however, that, unless NIR shall otherwise consent in writing, NIR shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guaranty, for the benefit of NIR, as to that portion of the Liabilities which NIR has not assigned or transferred.

11. Cumulative Rights; No Waiver. Each and every right granted to NIR hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time subject only to the limitations set forth in this Guaranty. No failure on the part of NIR to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by NIR of any right preclude any other or future exercise thereof or the exercise of any other right.

12. Credit Investigation. The Guarantor has not relied on any representation of NIR as to the financial condition, operation or creditworthiness of Borrower. The Guarantor further agrees that NIR shall have no duty or responsibility now or hereafter to make any investigation or appraisal of Borrower on behalf of the Guarantor or to provide the Guarantor with any credit or other information which may come to its attention now or hereafter.

13. Interpretation and Construction. Each reference herein to NIR shall be deemed to include its successors and assigns, and each reference to Borrower and the Guarantor and any pronouns referring thereto as used herein shall be construed in the singular or plural as the context may require and shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of Borrower and the Guarantor, all of whom shall be bound by the provisions hereof. To the extent that Borrower or the Guarantor is either a partnership or a corporation, all references herein to Borrower and to the Guarantor, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such partnership or corporation. If the Guarantor is a corporation, the Guarantor represents that each officer signing on its behalf has been duly authorized to execute this Guaranty on behalf of the corporation by its board of directors or stockholders.

14. Continuing Guaranty. This instrument is intended to be a full, complete and continuing guaranty to NIR to the extent of and for the Liabilities owing by Borrower to NIR from time to time and to be valid and continuous without other or further notice to the Guarantor, notwithstanding the death, disability or dissolution of Borrower or any other guarantor, until notice in writing of withdrawal of this Guaranty, signed by the parties hereto or any of them or by the legal representative(s) of a deceased party, has actually been given to NIR, and then only as to the party or parties signing such notice and to transactions subsequent to the time of such notice; provided, however, that no such notice of withdrawal shall affect or impair any of the agreements and obligations of the Guarantor hereunder with respect to any and all Liabilities existing at the time of actual receipt of such notice by NIR until paid in full; and shall not affect or impair NIR’s right to recover all expenses paid or incurred by NIR endeavoring to enforce this Guaranty against the Guarantor. All of the agreements and obligations of the Guarantor under this Guaranty shall, notwithstanding any such notice of withdrawal, remain in effect until all such Liabilities and all such expenses shall have been paid in full.

15. Subsequent Guaranties. No subsequent guaranty by the Guarantor or any other person of the Liabilities shall be deemed to be in lieu of or to supersede this Guaranty, unless otherwise expressly provided therein. The obligation under this Guaranty shall be in addition to any obligation of the Guarantor as endorser of any obligations of Borrower.

16. Jurisdiction and Venue. The Guarantor irrevocably submits to the jurisdiction and venue of the United States Federal Courts located in New York, New York, in any suit, action or proceeding arising out of or relating to this Guaranty. The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Guarantor agrees that a final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding on the Guarantor.

17. Entire Agreement. This writing represents the entire agreement of the parties and is intended as a complete and exclusive statement of the terms of this Guaranty. No amendment or modification shall be effective unless made in writing and signed by the parties. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement, amend or modify the terms hereof.

18. Governing Law. This Guaranty shall be performed, governed by and construed in accordance with the laws of the State of New York. If any provision of this Guaranty shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.

WITNESS the following signature as of this 22nd day of March, 2007.

/s/ JOHN WOODALL
JOHN WOODALL